Exhibit 8.1

List of Subsidiaries of the Registrant

Subsidiaries	Place of Incorporation
AMTD Digital Financial Holdings Limited	British Virgin Islands
AMTD Digital Media Holdings Limited	British Virgin Islands
AMTD Digital Investments Holdings Limited	British Virgin Islands
AMTD Digital Connectors Holdisngs Limited	British Virgin Islands
AMTD (Singapore) Group Holdings Ltd	British Virgin Islands
AMTD Risk Solutions Limited	British Virgin Islands
PolicyPal Group Limited	British Virgin Islands
AMTD Direct Investment III Limited	British Virgin Islands
AMTD Direct Investment I Limited	British Virgin Islands
AMTD Biomedical Investment Limited	British Virgin Islands
AMTD Investment Solutions Limited	British Virgin Islands
AMTD Principal Investment Solutions Group Limited	British Virgin Islands
AMTD Risk Solutions Group Limited	Hong Kong
AMTD Digital Media Limited	Hong Kong
Digital Finance Media Limited	Hong Kong
AMTD Digital Solutions Power Pte. Ltd.	Singapore
AMTD Digital Holdings Pte. Ltd.	Singapore
Singa Digital Pte. Ltd.	Singapore
AMTD Digital Solutions Pte. Ltd.	Singapore
Applaud Digital Solutions Pte. Ltd.	Singapore
PolicyPal Pte. Ltd.	Singapore
PolicyPal Tech Pte. Ltd.	Singapore
BaoXianBaoBao Pte. Ltd.	Singapore
AMTD Digital Media Solutions Pte. Ltd.	Singapore
AMTD Singapore Solidarity Fund Pte. Ltd.	Singapore
AMTD Solidarity Fund 1 Pte. Ltd.	Singapore
AMTD Solidarity Fund 2 Pte. Ltd.	Singapore
AMTD Solidarity Fund 3 Pte. Ltd.	Singapore
AMTD Solidarity Fund 4 Pte. Ltd.	Singapore
AMTD Solidarity Fund 5 Pte. Ltd.	Singapore